Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the incorporation by reference of our report dated March 17, 2008 in the Registration Statement on Form S-1 of Novelos Therapeutics, Inc., relating to the registration of 6,888,413 shares of common stock. We also consent to the use of our name and the reference to us in the ‘‘Experts’’ section of this registration statement.

/s/ Stowe & Degon

Westboro, MA
June 3, 2008